                                                                    EXHIBIT 10.1


                                    AGREEMENT

         This AGREEMENT is entered into as of May 23, 2000 by and between PFIZER INC. ("Pfizer"), a Delaware corporation, having an office at 235 East 42nd Street, New York, New York 10017, and OSI PHARMACEUTICALS, INC. ("OSI"), a Delaware corporation, having an office at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553.

         WHEREAS, Pfizer and OSI are parties in a Collaborative Research Agreement entered into as of April 1, 1996 (the "Collaborative Agreement") pursuant to which Pfizer and OSI have engaged in a collaborative research program in the area of cancer (the "Research Program"); and

         WHEREAS, Pfizer and OSI also entered into a License Agreement (the "License Agreement") at the same time as the Collaborative Agreement which sets forth certain rights of the parties to commercialize products resulting from the Research Program; and

         WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Collaborative Agreement or the License Agreement, as the case may be; and

         WHEREAS, certain of the research under the Research Program has resulted in the beginning of the development of the compound designated by Pfizer as EGFR CP-358,774, including all salt and prodrug forms thereof (the "Compound") for the treatment of cancer; and

         WHEREAS, Pfizer and OSI are currently conducting Phase II clinical trials with respect to the Compound; and

         WHEREAS, in connection with the proposed acquisition of Warner-Lambert Company ("Warner-Lambert") by Pfizer, Pfizer has been required by the Federal Trade Commission (the "FTC") to divest its rights in and to an EGFR TK inhibitor compound, and has elected to fulfill such requirement by returning the Compound to OSI pursuant to the terms of the Collaborative Agreement and the License Agreement, including, without limitation, Section 2.6.2 of the License Agreement, and on the terms and conditions set forth herein.

       NOW, THEREFORE, the parties hereto do hereby agree as follows:

       1. The Compound. On the terms hereof, pursuant to Section 2.6.2 of the License Agreement, Pfizer shall grant to OSI Pfizer's rights to make, have made, import, export, use and sell the Compound, it being agreed that, except as provided in this Agreement, Pfizer will not make, have made, import, export, use and sell the Compound. Except as provided herein, nothing herein shall affect any rights Pfizer or OSI have under the Collaborative Agreement or the License Agreement (including, without limitation, the research licenses granted in Section 5.2 of the Collaborative Agreement). Subject to Pfizer's right to conduct research, Pfizer hereby grants to OSI with respect to the Compound only and not to other matters subject to the Collaborative Agreement or the License Agreement an exclusive (even as to Pfizer), royalty-free, worldwide, irrevocable license, including the right to sublicense, of all of its rights in and to (a) the Patent Rights necessary to complete development of and to commercialize, make, have made, import, export, use and sell (i) selective EGFR TK inhibitors, including, but not limited to, the Compound, for use in the completion of, development, commercialization, manufacture and use of selective EGFR TK inhibitors only, including, without limitation, rights with respect to the Patent Rights set forth on Exhibit A, attached hereto (the "Licensed Patent Rights") and (ii) any other EGFR TK inhibitors developed by OSI hereafter for which the manufacture, import, export, use or sale requires the Licensed Patent Rights; and (b) the use of Pfizer's right, title and interest in any Joint Technology which relates to selective EGFR TK inhibitors to make, have made, import, export, use and sell the Compound, but not use for any other purposes. In addition, Pfizer hereby grants to OSI a nonexclusive, royalty-free, worldwide, irrevocable license, including the right to sublicense, for the life of the Patent Rights under any Patent Rights owned and/or controlled by Pfizer (which are not Licensed Patent Rights) whose claims do not relate solely or substantially to the Compound but the practice under which nevertheless is necessary to complete development and commercialization of the Compound, including, without limitation, the Patent Rights set forth on Exhibit B, attached hereto. The term of the license granted above with respect to the Patent Rights shall be for the life of such Patent Rights. The term of the license granted above with respect to the Joint Technology shall be perpetual.

                                      -2-
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       2. Joint Registration of Licensed Patent Rights. In addition to the provisions in Section 1, Pfizer shall immediately take all steps necessary, including registrations and filings with applicable patent offices, to cause the Licensed Patent Rights to be jointly registered in the name of Pfizer and OSI as provided for in Section 5.1 of the Collaborative Agreement, it being hereby acknowledged that such Patent Rights currently are registered by Pfizer solely in the name of Pfizer.

       3. Improvements to the Compound. Pfizer shall have no rights under
Section 2.7 of the License Agreement to product improvements relating to the Compound.

       4. Transition Period. Each of Pfizer and OSI shall use diligent efforts to conduct an orderly transition to OSI of development of the Compound (including, without limitation, the conduct of the clinical trials). The parties shall use diligent efforts to ensure that the clinical trials are subject to the least amount of disruption possible. Specifically, Pfizer's and OSI's obligations during the transition period are set forth on Exhibit C. Pfizer shall also retain liability for all patients enrolled in clinical trials related to the Compound which have been completed by Pfizer. In addition, for a period of six months following the Effective Date, Pfizer shall provide OSI with reasonable access to Pfizer personnel who have worked on any aspect of development of the Compound, including, without limitation, the clinical trials. The provision of access to such personnel shall be at the expense of Pfizer.

       5. Supply and Manufacturing. In addition to supplying product for completion of the trials as set forth above, Pfizer will transfer to OSI as expeditiously as possible, at no cost to OSI, Pfizer's supply of bulk drug, tablets, placebo and dedicated raw materials which is in excess of the amounts needed by Pfizer to complete the trials as described in Exhibit C. Pfizer will also provide to OSI as expeditiously as possible after the Effective Date all information and technology necessary for the GMP manufacture of the Compound in bulk and finished form. Following transfer of the excess materials described above and the completion of performance of Pfizer's obligations on Exhibit C with respect to the supply of product for the clinical trials being transferred to OSI, Pfizer shall have no further responsibility for product manufacture; provided, however, that if OSI, using commercially reasonable efforts, is unable to engage a third-party manufacturer for manufacture and supply of bulk drug and product in a timely enough manner so as to avoid a delay in the continuation of clinical trials, Pfizer will

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use commercially reasonable efforts to assist OSI in engaging a third-party manufacturer or, for a 6-month period, to manufacture bulk drug and product in correct form and in sufficient amounts and will sell this to OSI at Pfizer's standard cost until OSI's third-party manufacturer is able to commence supply of the bulk drug and product.

        6.    Data; Regulatory Filings.

              (1) Pfizer shall assign to OSI its rights in the Investigational New Drug Application (the "IND") with the United States Food and Drug Administration ("FDA") dated July, 1997 with respect to the Compound and all equivalent filings made with foreign regulatory authorities (collectively, the "IND Filings"). Pfizer shall provide to OSI IND Filings and all documentation related in any way to the IND Filings (collectively, the "IND Package"). Pfizer shall also assign to OSI the results of the clinical trials relating to the Compound which have been conducted by Pfizer and which are currently being conducted by Pfizer. Pfizer will provide to OSI all data and documentation, including, without limitation, efficacy results, relating to such clinical trials.

              (2) In addition to the IND Package and the clinical trial data, Pfizer shall provide to OSI the following data: documentation, data compilations, notes, notebooks, equipment, computer discs, diskettes, CD-ROMs, files, back-up files, memoranda, charts, specifications, diagrams, reports, concepts, ideas, methods, procedures, processes, know-how, techniques, models and any other materials obtained, discovered, produced or created in connection with the Compound (the "Data"), completed or in progress.

              (3) Pfizer agrees to provide any technical assistance necessary to provide OSI with access to Data that may be contained in Pfizer's proprietary electronic systems.

              (4) Pfizer may utilize the Data for research which may involve the Compound and for uses unrelated to the Compound.

              (5) All Data required to be delivered to OSI pursuant to the terms of this Agreement shall be delivered as expeditiously as possible after the effective date of this Agreement.

       7. Effective Date. This Agreement shall become effective upon the publication by the Federal Trade Commission of a consent decree with Pfizer (the "Effective Date").

       8. Confidentiality. The provisions of Section 4.1 of the Collaborative Agreement shall continue to apply to Pfizer with respect to the Compound and all Data related to the Compound, and to OSI and Pfizer with respect to all other Joint Technology.

       9. Press Release. Pfizer agrees to provide a quote that OSI may use in a press release to be issued on or after the effective date, to the effect that the license grant back to OSI is not being made because of any scientific or efficacy issues with the Compound, but rather because of requirements imposed by the Federal Trade Commission in the course of its review of Pfizer's proposed acquisition of Warner-Lambert and OSI's ability and willingness to rapidly take on the development of CP-358,774. The form of such a quote is set forth in Exhibit D.

       10. Provisions Concerning the Filing, Prosecution and Maintenance of Patent Rights. The Licensed Patent Rights and the Patent Rights set forth on Exhibit B shall continue to be subject to Sections 6.4 and 6.5 of the Collaborative Agreement; provided, however, that if OSI requests that a patent be filed or maintained in a country in which Pfizer does not intend to file or maintain such patent, Pfizer shall make such filing or continue maintaining the patent in such country at OSI's expense. Pfizer will as expeditiously as possible following the effective date of this Agreement, provide to OSI the file histories and any other relevant documents with respect to the Licensed Patent Rights. With respect to Licensed Patent Rights, Pfizer will grant an associate power of attorney which can be used by OSI's attorneys to look at files, intervene, apply for extensions, extensions of patent term, and prosecute patent matters with the relevant government offices.

       11.    Compliance with Provisions.

              (1) Within 15 days from the end of the period expiring 6 months after the effective date of this Agreement, Pfizer shall provide OSI with a certificate of a duly authorized executive officer certifying that Pfizer is in compliance with the provisions of this Agreement.

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              (2) Pfizer shall maintain true and complete books and records relating to Pfizer's compliance with the provisions of this Agreement. Such books and records shall be maintained at the offices of Pfizer. OSI shall have the right to inspect and audit such books and records during normal business hours from time to time upon reasonable advance notice to Pfizer utilizing auditors and technical personnel from a firm of independent, nationally recognized certified public accountants, including their consulting units (the "Auditor") to which Pfizer shall have no reasonable objection. Pfizer agrees to furnish the Auditor with all cooperation reasonably required to permit the conduct of any such inspection and audit in a timely and an efficient manner. Such inspection and audit shall be undertaken solely for the purpose of verifying compliance by Pfizer with the terms and conditions of this Agreement. The Auditor shall be required to agree that it shall not disclose any confidential information or business records of Pfizer to any person or entity, provided that the Auditor shall be permitted to report any information, including disclosure of relevant documents, which indicates a violation of the terms hereof to OSI. The fees and expenses of the Auditor for no more than one audit shall be for the account of Pfizer and the fees and expenses for additional audits shall be for the account of OSI; provided that in the event any inspection or audit reveals material non-compliance by Pfizer, the fees and expenses for such inspection or audit shall be for the account of Pfizer.

       12. Dispute Resolution. Any dispute arising out of or relating to this Agreement which cannot be resolved by discussion between the parties shall be resolved by binding arbitration in the manner described in Section 12 of the Collaborative Research Agreement entered into between the parties as of April 1, 1996.

       13.    Miscellaneous.

              (1) Cooperation; Subsequent Documentation; Further Assurances. Pfizer, upon the request of OSI at any time and from time to time after the date hereof, without further consideration, agrees to execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further documents and instruments as may be reasonably requested by OSI in connection with the Agreement and to take such action as may be reasonably necessary or desirable to effect the provisions of the Agreement, including, without


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

limitation, the license of the Licensed Patent Rights to OSI and any regulatory filings, in the most expeditious manner practicable. In addition, until a New Drug Application is approved by the FDA with respect to the Compound, Pfizer agrees to provide any information and to make itself available to answer any questions requested or raised by OSI in connection with the Agreement, including, without limitation, relating to the Compound, the Data, clinical trials and the Licensed Patent Rights. Pfizer also agrees to cooperate with OSI in prosecuting, defending, maintaining and enforcing the Licensed Patent Rights for the life of the Licensed Patent Rights. Furthermore, Pfizer agrees to transfer to OSI the benefit under any and all agreements providing Pfizer rights to cooperation from the inventors named in the Licensed Patent Rights.

              (2) Governing Law; Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of New York or any federal court sitting within such State.

              (3) Entire Agreement. This Agreement, and the instruments referred to herein or delivered in connection herewith, constitute the entire agreement and understanding between the parties hereto and supersedes all prior oral or written agreements and understandings relating to such subject matter.

              (4) Successors and Assigns. Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party and any such attempted assignment without such prior written consent shall be void and of no force and effect except that OSI may assign this Agreement in connection with the sale of all or substantially all of its assets. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

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              (5) Waiver. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

              (6) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and each party may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

              (7) Headings. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

              (8) No Third Party Beneficiaries. No Person not a party to this Agreement, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any Person.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                              PFIZER INC.

                              By:         /s/
                                          -------------------------------------
                              Name:
                                          -------------------------------------
                              Title:
                                          -------------------------------------

                              OSI PHARMACEUTICALS, INC.

                              By:         /s/
                                          -------------------------------------
                                          Colin Goddard, President and CEO


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


                                    EXHIBIT A

--------------------------------------------------------------------------------------------------------------------
   PFIZER                            COVERAGE                                          STATUS
DESIGNATION
--------------------------------------------------------------------------------------------------------------------
 PC 8836               Claims '774 and pharmaceutically acceptable salts         Filed in approximately 73 countries.
                        thereof (composition-of-matter - COM), processes         Issued in US as US patent 5,747,498.
                              for preparing '774, methods of treating            Pending in Europe and Japan.
                         hyperproliferative disorders (such as cancer) by
                           administering '774, and pharmaceutical
                             compositions containing '774
--------------------------------------------------------------------------------------------------------------------

 PC 10074           Claims anhydrous and hydrate forms of the mesylate           Pending in approximately 30
                      salt of '774 (COM), methods of treating                    countries (this will expand as
                     hyperproliferative  disorders by                            national stage applications
                     administering the '774 mesylate forms, and                  are filed from the PCT). Not yet
                     pharmaceutical compositions containing                      issued or granted in US,
                    the '774 mesylate forms                                      Europe or Japan.



--------------------------------------------------------------------------------------------------------------------

 PC 10188              Claims a process for preparing '774 and an                Pending in approximately
                      intermediate (COM) used in the process                     70 countries. Not
                                                                                 yet issued or granted in
                                                                                 US, Europe or Japan.
--------------------------------------------------------------------------------------------------------------------

 PC 10676              Claims a method of treating disorders not                 Filed as US provisional
                     specifically disclosed or claimed in prior '774             patent application on 3/30/00.
                      cases (non-small cell lung cancer, pediatric               Not yet foreign filed.
                    malignancies, cervical and other tumors caused or
                   promoted by human papilloma virus (HPV), melanoma,
                      Barrett's esophagus (pre-malignant syndrome),
                    adrenal and skin cancers, auto immune neoplastic
                       cutaneous diseases and atherosclerosis) by
                     administering '774. Also claims chemoprevention
                    of basal or squamos cell carcinoma of the skin.

--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
 PC 10677          Claims two polymorphs of the hydrochloride salt of '774              Filed as US provisional
                   (COM), methods of preparing the polymorphs, methods of               patent application
                        treating hyperproliferative disorders                            on 11/11/99. Not
                        by administering the polymorphs, and                            yet foreign filed.
                      pharmaceutical compositions containing the
                             polymorphs
--------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B


--------------------------------------------------------------------------------------------------------------------
  PFIZER                       COVERAGE                                          STATUS
DESIGNATION
--------------------------------------------------------------------------------------------------------------------
 PC 10681           Claims a pharmaceutical composition comprising an               Filed as US provisional patent
                    epidermal growth factor receptor (EGFR) inhibitor               application  on 3/20/00.
                     (such as '774) and a keratinocyte growth factor                   Not yet foreign filed.
                    (KGF) (such as human KGF-1 or human KGF-2), and a
                       method of treating the epithelial toxicity
                    resulting from administration to a patient of an
                    EGFR inhibitor by co-administering to the patient
                    an effective amount of KGF with the EGFR inhibitor.

--------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

         Responsibility of Pfizer and OSI with respect to Clinical Trials and Reports
        -------------------------------------------------------------------------------
Phase I -         248-004           -       will be completed by Pfizer

Phase II -        248-101           -       Ovarian Trial will be completed by Pfizer

FLT Pet trial                       -       trial will be completed by Pfizer

Head and Neck - Phase II            -       Pfizer will continue through the earlier of (i) completion of patient enrollment and (ii) six months after the Effective Date whereupon
                                            Pfizer will deliver the necessary materials (drugs and placebo) to
                                            OSI and OSI will take over the trials.
Non small cell lung cancer
- 248-1007                                  Pfizer will continue through completion of patient enrollment whereupon Pfizer will deliver the necessary materials (drugs and placebo) to OSI and OSI will use commercially reasonable efforts to take over the trial as soon as possible thereafter but in any event within two months after completion of enrollment.  For any such period after enrollment is completed in which Pfizer continues its activities, its actual costs will be reimbursed by OSI.

Stability Study -                           Ongoing studies with respect to bulk drug and finished product will be completed by Pfizer.

Salt Selection -                            Pfizer will continue the ongoing study until completion.


The following studies to be completed and Reports Written by Pfizer within Six
Months after the Effective Date:
      Study #00l                            (Phase I single dose in normal volunteers)
      Study #002                            (Phase I multiple dose in normal volunteers)
      Study #004                            (Multiple Dose in Cancer Patients - daily dosing)
      Study #005                            (Multiple Dose in Cancer Patients - weekly dosing)
      Study #248-101                        Ovarian Cancer


                                    EXHIBIT D

"We are taking this action today to meet requirements of the Federal Trade Commission in the course of its review of the Pfizer acquisition of Warner-Lambert" Pfizer stated. "By returning our rights in CP-358,774 to OSI through the collaborative agreement between the two companies we can most expeditiously meet the FTC requirements while minimizing any delay in the development of this anti-cancer agent."


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